Exhibit 99.2

1 Accelerating Fuel Innovation March 2008

2 Safe Harbor Statements This presentation contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding Kreido's ability to exploit Biodiesel commercialization opportunities. The statements and discussions contained in this presentation that are not historical facts constitute forward-looking statements, which can be identified by the use of forward-looking words such as "believes," "expects," "may," "intends," "anticipates," "plans," "estimates" and analogous or similar expressions intended to identify forward-looking statements. Kreido wishes to caution the reader of this presentation that these forward-looking statements and estimates as to future performance, estimates as to future valuations and other statements contained herein regarding matters that are not historical facts, are only predictions, and that actual events or results may differ materially. Kreido cannot assure or guarantee you that any future results described in this presentation will be achieved, and actual results could vary materially from those reflected in such forward-looking statements. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this presentation, other than as may be required by applicable law or regulation. 2

3 Snapshot of Kreido Founded in 1995, $20M invested in R&D EPA CRADA since 2003 Went public (KRBF.OB) and registered shares in 2007 Raised $25M in PIPE offering Funds invested in reactors, plant and site Financials as of December 31, 2007 Cash on hand: $6 million / $0.11 per share Capital investment: $13 million in plant assets / $0.25 per share Minimal debt of $0.1m from operating leases 3

4 2007 Accomplishments Met ASTM standard for conversion with multiple feedstocks Successfully ran Foothill pilot plant using animal fat Established reactor manufacturing capability Agreement for sales and distribution with Eco Energy Constructed plant reactors and modular units Expanded collaboration with EPA 4

5 Kreido's Value Proposition Patented, third generation technology Lower capital and operating costs Greater feedstock flexibility Reduced environmental impact Modular approach shortens construction cycle Parallel construction process Efficiency and centralization benefits Affords simultaneous consideration of alternative sites Internal reactor manufacturing capacity Positioned for sustained growth Global licensing opportunities Deep water, East Coast port advantage Seasoned management and strong board

6 Third Generation Technology Advantages Patented STT(r) technology Spinning tube-in-tube reactor Thin film, high shear reactor system Technology advantages include Multi-feedstock flexibility Improves production yield ASTM-quality in less than one second 6

Fewer Steps and Higher Efficiency


Water
Alcohol
Catalyst
Reactor
Sepa-
rator
Reactor
Sepa-
rator
Alcohol Recovery
& Biodiesel Polishing
Ester Drying
Biodiesel
Feedstock
Glycerin
Alcohol
Water
Alcohol Recovery
Sepa-
rator
Soap
Water Evaporation
Water Evaporation
Water
Glycerin

Kreido requires only dark blue steps

7

8 Capital and Operational Cost Advantage Expected cost advantage Operating savings Up to 3% better yield and feedstock flexibility Lower cost catalyst and fewer chemicals Fewer employees, less equipment and real-time control Avoids water recovery costs Capital savings Up to 1/3 less capital for plant processing Shorter time to market with modular construction Waterless process avoids disposal requirements More compact and standardized units * Basis - 50 mgpy greenfield biodiesel plant using traditional vegetable oils incorporating Kreido internal engineering estimates, independent laboratory (APC) development work and public data

Feedstock Flexibility Advantages Ability to utilize lowest cost feedstocks Optimize among multiple low FFA feedstocks (soy, palm, jatropha, karanja, rapeseed, animal fats) Continuous and self cleaning provides rapid transitions Deep water access to varied global feedstocks Adequate tankage for opportunistic acquisition of feedstock 9

Reactors, modules and site work performed concurrently Modular approach creates multi-site options More compact and standardized units Efficiency from centralized modular construction Modular Approach Shortens Construction Cycle 10 Expansion Potential Expansion area for Plant 2 3D drawings of our Wilmington, NC plant

Extensive Global Licensing Opportunities Indigenous feedstock growth worldwide creates opportunities for new facilities Modules located at sites for feedstock access India and Brazil collaborations initiated Direct sales of in-house reactors or systems License fees in cash, feedstock and/or equity U.S. opportunities from closures and halted construction 11

Superior Deep Water Location Wilmington, NC on Atlantic Ocean Access to major East Coast demand centers Easy shipping to European biodiesel consumers Water access for all global feedstock sources Site allows for multiple plants up to 100MGPY Long term use of 4 Vopak tanks 12

13 Extensive Industry Experience and Expertise Name Position Years of Experience Background Ben Binninger CEO & Board, 4 years with Kreido 35 Leadership at multi-billion dollar companies in oil, chemical and mining commodity businesses which featured technology licensing and growth activities. Chemical engineer and Harvard MBA. Phillip Lichtenberger Chief Operating Officer,10 years with Kreido 30 Senior management roles at high growth as well as large companies in technology and manufacturing industries which included manufacturing scale-up. Physics and Philosophy degrees. John Philpott, CPA Chief Financial Officer 20 Executive management positions in technology and bio-tech start-up businesses with extensive financing and public company experience. Accounting and MIS degrees. Alan McGrevy VP, Engineering, 7 years with Kreido 40 Creative and innovative stewardship in mechanical engineering design industries with numerous processing patents and operational scale-up experience. Larry Sullivan Chief Technology Officer 30 Senior management in multi-billion dollar companies in oil, chemical, plant construction and bio-energy industries with technology assessment and construction management skills. Chemical engineer with ASU Masters and Warwick, (England) MBA.

14 Biodiesel Priced at Premium to Diesel Environmental benefits Lower toxicity Biodegradable with high lubricity Insignificant sulfur content Lower CO2 emissions Easily substituted for diesel Uses existing refueling infrastructure Blends easily with diesel (B5 or B20) Approved for use in new clean-diesel vehicles 14

15 U.S. Federal Mandates Drive Biodiesel Growth Energy and Security Independence Act of 2007 mandates biodiesel demand 2009 500 million gallons 2010 650 million gallons 2011 800 million gallons 2012 1,000 million gallons EPA RFS ratios Ethanol 1.0, biodiesel 1.5, renewable diesel 1.7 Tax and other credits create revenue streams, mitigates risk and/or provides loan security 15

16 Investment Merits Compelling advantages in a rapidly growing market Patented technology leading to multiple benefits and financial advantage Lower capital and operating costs Reduced environmental impact Greater feedstock flexibility Faster time to market Positioned for sustainable growth World class biodiesel capacity Global and domestic licensing Novel applications in chemicals and pharmaceuticals

17 For more information: Ben Binninger, CEO bbinninger@kreido.com John Philpott, CFO jphilpott@kreido.com 17